Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2011 Results

LITITZ, Pa.--(BUSINESS WIRE)--July 27, 2011--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the second quarter ended June 30, 2011 was $11.1 million, or $0.09 per diluted share, compared to a net loss of ($1.4) million for the second quarter of 2010, or ($0.01) per diluted share. Net income for the first six months of 2011 was $20.8 million, or $0.16 per diluted share, compared to net income of $2.0 million or $0.02 per diluted share for the first six months of 2010. Preferred stock dividends and accretion in the second quarter of 2010 included a $4.8 million after-tax charge related to the redemption of $200 million in preferred stock from the U.S. Treasury Capital Purchase Program in April 2010.

Second Quarter Financial Results:

  Net loans and leases decreased 2% to $9.6 billion from June 30, 2010.
    Consumer loans increased 21% from June 30, 2010.
    Real estate secured-residential loans increased 2% from June 30, 2010.
    Real estate secured-commercial loans decreased 1% from June 30, 2010.
    Leases decreased 2% from June 30, 2010.
    Commercial loans decreased 5% from June 30, 2010.
    Real estate-construction loans decreased 18% from June 30, 2010.
  Total deposits increased 3% to $9.4 billion from June 30, 2010.
    Non-interest bearing demand deposits increased 8% from June 30, 2010.
    Savings deposits increased 4% from June 30, 2010.
    Interest-bearing demand deposits increased 3% from June 30, 2010.
    Time deposits were flat compared to June 30, 2010.
  Net interest margin for the quarter decreased 7 basis points to 3.62% compared to 3.69% for the second quarter of 2010.
  Net charge-offs as a percentage of average loans and leases for the second quarter of 2011 were 1.33% compared to 1.46% for the second quarter of 2010. Non-performing assets as a percentage of loans, leases and foreclosed real estate were 2.26% at June 30, 2011 compared to 2.60% at June 30, 2010. The provision for loan and lease losses for the second quarter of 2011 was $28 million, compared to $43 million for the second quarter of 2010.

  Common equity was $2.0 billion, or $15.55 per common share, at June 30, 2011 compared to $2.0 billion, or $15.38 per common share, at June 30, 2010.
  Susquehanna’s regulatory capital ratios are as follows:
	At June 30, 2011	Well-Capitalized Threshold
Tangible Common Ratio(1)	7.75%	N/A
Tier 1 Common Ratio	9.65%	N/A
Leverage Ratio	10.37%	5.0%
Tier 1 Capital Ratio	12.68%	6.0%
Total Risk-Based Capital Ratio	14.75%	10.0%

  Return on average assets and average tangible equity(2) for the second quarter ended June 30, 2011 finished at 0.32% and 5.24%, respectively. This compared to results of 0.16% and 2.57% for the same measurements, respectively, for the second quarter of 2010.

(1)Includes deferred tax liability associated with intangibles of $41.0 million.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures – Return on Average Tangible Equity."

Linked Quarter Results (Second Quarter 2011 vs. First Quarter 2011)

  Net loans and leases were flat at $9.6 billion compared to March 31, 2011.
    Consumer loans increased 6% from March 31, 2011.
    Leases increased 2% from March 31, 2011.
    Real estate secured–residential loans increased 1% from March 31, 2011.
    Real estate secured–commercial loans increased 1% from March 31, 2011.
    Commercial loans were flat compared to March 31, 2011.
    Real estate construction loans decreased 6% from March 31, 2011.
  Total deposits increased 1% to $9.4 billion from March 31, 2011.
    Time deposits increased 4% from March 31, 2011.
    Non-interest bearing demand deposits increased 3% from March 31, 2011.
    Savings deposits increased 1% from March 31, 2011.
    Interest-bearing demand deposits decreased 2% from March 31, 2011.

Net interest margin decreased 1 basis point to 3.62% compared to 3.63% for the first quarter of 2011.

Net charge-offs as a percentage of average loans and leases decreased 9 basis points to 1.33% compared to 1.42% for the first quarter of 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased 23 basis points to 2.26% at June 30, 2011.

The provision for loan losses decreased $7.0 million or 20% primarily due to declines in non-accrual loans of 10%, restructured loans of 21%, criticized loans of 10% and 30 to 89 days past due loans of 49%.

“Second-quarter results showed steady improvement in almost all measures of credit quality. As a result, our provision for loan losses decreased by 20% from the previous quarter,” said William J. Reuter, Susquehanna Chairman and Chief Executive Officer. “This also marked the first quarter since second-quarter 2009 that net loans increased. Although modest, this increase makes us cautiously optimistic that economic activity and loan growth will begin to improve in the second half of the year.”

Susquehanna will broadcast its second quarter 2011 results conference call over the Internet on July 28, 2011 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2011 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6.4 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including risks relating to changes in the general economic climate, loan growth and the other risks set forth in Susquehanna's filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Six Months
	2Q11	2Q10	2011	2010
Balance Sheet (EOP)
Investments	$2,623,747	$2,149,118	$2,623,747	$2,149,118
Loans and leases	9,636,187	9,787,056	9,636,187	9,787,056
Allowance for loan & lease losses (ALLL)	189,292	185,795	189,292	185,795
Total assets	14,157,744	13,891,533	14,157,744	13,891,533
Deposits	9,402,515	9,169,947	9,402,515	9,169,947
Short-term borrowings	635,183	619,439	635,183	619,439
Federal Home Loan Bank borrowings	1,115,517	967,674	1,115,517	967,674
Other long-term debt	683,867	721,607	683,867	721,607
Shareholders' equity	2,022,902	2,092,451	2,022,902	2,092,451

Stated book value per common share	15.55	15.38	15.55	15.38
Tangible book value per common share	7.50	7.23	7.50	7.23

Average Balance Sheet
Investments	$2,473,101	$1,909,824	$2,475,425	$1,876,286
Loans and leases	9,620,320	9,880,151	9,602,309	9,936,679
Total earning assets	12,171,868	11,885,934	12,156,630	11,901,455
Total assets	14,035,708	13,827,455	14,000,922	13,815,799
Deposits	9,341,761	9,214,041	9,292,581	9,141,779
Other short-term borrowings	667,856	503,082	707,588	659,370
FHLB borrowings	1,115,754	1,024,326	1,108,100	1,000,170
Other long-term debt	690,573	726,994	695,522	710,689
Shareholders' equity	2,000,395	2,137,674	1,992,024	2,082,539

Income Statement
Net interest income	$106,086	$106,231	$211,109	$214,522
Provision for loan and lease losses	28,000	43,000	63,000	88,000
Noninterest income	37,054	38,271	74,521	76,953
Noninterest expense	101,157	96,163	197,039	190,467
Income before taxes	13,983	5,339	25,591	13,008
Provision for (benefit from) income taxes	2,928	(52)	4,775	114
Net income	11,055	5,391	20,816	12,894
Net income (loss) applicable to common shareholders	11,055	(1,363)	20,816	1,952
Basic earnings per common share	0.09	(0.01)	0.16	0.02
Diluted earnings per common share	0.09	(0.01)	0.16	0.02
Cash dividends paid per common share	0.02	0.01	0.03	0.02

Asset Quality
Net charge-offs (NCOs)	$31,941	$36,024	$65,542	$74,573

Nonaccrual loans & leases	$190,733	$237,378	$190,733	$237,378
Foreclosed real estate	27,953	17,379	27,953	17,379
Total nonperforming assets (NPAs)	$218,686	$254,757	$218,686	$254,757

Restructured loans	$62,143	$79,595	$62,143	$79,595
Loans & leases 90 days past due	18,268	13,039	18,268	13,039

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

			Six Months
RATIO ANALYSIS	2Q11	2Q10	2011	2010

Credit Quality
NCOs / Average loans & leases	1.33%	1.46%	1.38%	1.51%
NPAs / Loans & leases + foreclosed real estate	2.26%	2.60%	2.26%	2.60%
ALLL / Nonaccrual loans & leases	99.24%	78.27%	99.24%	78.27%
ALLL / Total loans & leases	1.96%	1.90%	1.96%	1.90%

Capital Adequacy
Equity / Assets	14.29%	15.06%	14.29%	15.06%
Long-term debt / Equity	33.81%	34.49%	33.81%	34.49%

Profitability
Return on average assets	0.32%	0.16%	0.30%	0.19%
Return on average equity	2.22%	1.01%	2.11%	1.25%
Return on average tangible equity (1)	5.24%	2.57%	5.05%	3.15%
Net interest margin	3.62%	3.69%	3.62%	3.75%
Efficiency ratio	68.90%	65.09%	67.28%	63.89%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity
Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.
	2Q11	2Q10	2011	2010
Return on average equity (GAAP basis)	2.22%	1.01%	2.11%	1.25%
Effect of excluding average intangible assets and related amortization	3.02%	1.56%	2.94%	1.90%
Return on average tangible equity	5.24%	2.57%	5.05%	3.15%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,	June 30,
	2011	2010	2010
	(in thousands, except share data)
Assets
Cash and due from banks	$211,953	$200,646	$200,520
Unrestricted short-term investments	29,135	52,252	120,021
Cash and cash equivalents	241,088	252,898	320,541
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	4,946	7,260	6,062
Restricted short-term investments	48,660	34,435	100
Securities available for sale	2,615,203	2,408,943	2,140,318
Securities held to maturity (fair values approximate $8,544, $8,668, and $8,800	8,544	8,668	8,800
Loans and leases, net of unearned income	9,431,453	9,417,801	9,555,737
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	204,734	215,396	231,319
Less: Allowance for loan and lease losses	189,292	191,834	185,795
Net loans and leases	9,446,895	9,441,363	9,601,261
Premises and equipment, net	165,161	165,557	163,183
Other real estate and foreclosed assets	29,426	19,962	17,379
Accrued income receivable	35,084	36,121	35,142
Bank-owned life insurance	358,967	359,579	352,010
Goodwill	1,018,031	1,018,031	1,018,031
Intangible assets with finite lives	29,779	34,076	38,770
Other assets	155,960	167,192	189,936
Total assets	$14,157,744	$13,954,085	$13,891,533

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,421,947	$1,372,235	$1,321,411
Interest-bearing demand	3,598,052	3,646,714	3,481,397
Savings	807,117	767,852	778,600
Time	2,052,626	2,168,503	2,390,652
Time of $100 or more	1,522,773	1,235,903	1,197,887
Total deposits	9,402,515	9,191,207	9,169,947
Federal Home Loan Bank short-term borrowings	400,000	300,000	0
Other short-term borrowings	635,183	770,623	619,439
Federal Home Loan Bank long-term borrowings	715,517	801,620	967,674
Other long-term debt	176,034	176,038	176,042
Junior subordinated debentures	323,125	322,880	322,605
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	184,708	207,036	222,960
Accrued interest, taxes, and expenses payable	48,343	46,449	49,902
Deferred taxes	41,020	33,729	56,783
Other liabilities	208,397	119,701	213,730
Total liabilities	12,134,842	11,969,283	11,799,082

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized.
Outstanding: 0 at June 30, 2011 and December 31, 2010 and 100,000 at June 30, 2010	0	0	97,745
Common stock, $2.00 par value, 400,000,000 shares authorized.
Issued: 130,070,101 at June 30, 2011; 129,965,635 at December 31, 2010; and 129,694,801 at June 30, 2010	260,140	259,931	259,390
Treasury stock, at cost. 2,527 at June 30, 2011 and 0 at December 31, 2010 and June 30, 2010	(24)	0	0
Additional paid-in capital	1,298,109	1,301,042	1,299,498
Retained earnings	498,881	481,964	470,874
Accumulated other comprehensive loss, net of taxes of $18,925; $32,526; and $19,470, respectively	(34,204)	(58,135)	(35,056)
Total shareholders' equity	2,022,902	1,984,802	2,092,451
Total liabilities and shareholders' equity	$14,157,744	$13,954,085	$13,891,533

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$127,199	$136,252	$253,998	$272,481
Securities:
Taxable	15,026	13,458	30,706	27,487
Tax-exempt	4,034	3,371	7,985	7,061
Dividends	996	962	2,018	1,937
Short-term investments	23	39	52	73
Total interest income	147,278	154,082	294,759	309,039
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,624	5,980	11,436	11,691
Time	14,109	21,072	29,290	43,794
Federal Home Loan Bank short-term borrowings	3,030	0	5,338	38
Other short-term borrowings	1,837	536	3,734	1,295
Federal Home Loan Bank long-term borrowings	7,799	11,098	15,883	20,696
Other long-term debt	8,793	9,165	17,969	17,003
Total interest expense	41,192	47,851	83,650	94,517
Net interest income	106,086	106,231	211,109	214,522
Provision for loan and lease losses	28,000	43,000	63,000	88,000
Net interest income, after provision for loan and lease losses	78,086	63,231	148,109	126,522
Noninterest Income:
Service charges on deposit accounts	8,077	8,886	15,833	16,955
Vehicle origination and servicing fees	1,996	1,887	3,899	3,484
Asset management fees	7,125	7,513	14,286	14,626
Income from fiduciary-related activities	1,853	1,787	3,688	3,591
Commissions on brokerage, life insurance and annuity sales	2,356	2,000	4,610	3,660
Commissions on property and casualty insurance sales	3,468	2,879	7,453	6,281
Other commissions and fees	6,518	6,113	12,506	11,612
Income from bank-owned life insurance	1,149	1,341	2,255	2,631
Net gain on sale of loans and leases	2,419	2,766	6,470	4,733
Net realized gain on sales of securities	1,060	4,299	2,930	10,892
Total other-than-temporary impairment, net of recoveries	(2,380)	(3,566)	(4,366)	(4,123)
Portion of loss recognized in other comprehensive income (before taxes)	1,767	1,386	1,521	1,386
Net impairment losses recognized in earnings	(613)	(2,180)	(2,845)	(2,737)
Other	1,646	980	3,436	1,225
Total noninterest income	37,054	38,271	74,521	76,953
Noninterest Expenses:
Salaries and employee benefits	53,412	49,259	104,404	97,394
Occupancy	8,861	8,510	18,516	18,351
Furniture and equipment	3,239	3,409	6,305	7,086
Advertising and marketing	3,139	3,115	5,486	5,896
FDIC insurance	5,406	4,575	8,787	8,784
Legal fees	2,723	1,836	5,317	3,600
Amortization of intangible assets	2,133	2,360	4,296	4,743
Vehicle lease disposal	2,620	3,844	5,057	7,171
Other	19,624	19,255	38,871	37,442
Total noninterest expenses	101,157	96,163	197,039	190,467
Income before income taxes	13,983	5,339	25,591	13,008
Provision for (benefit from) income taxes	2,928	(52)	4,775	114
Net Income	11,055	5,391	20,816	12,894
Preferred stock dividends and accretion	0	6,754	0	10,942
Net Income (Loss) Applicable to Common Shareholders	$11,055	($1,363)	$20,816	$1,952
Earnings per common share:
Basic	$0.09	($0.01)	$0.16	$0.02
Diluted	$0.09	($0.01)	$0.16	$0.02
Cash dividends per common share	$0.02	$0.01	$0.03	$0.02
Average common shares outstanding:
Basic	129,761	129,630	129,744	112,207
Diluted	129,832	129,630	129,826	112,233

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	June 30, 2011			June 30, 2010
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$78,447	$23	0.12	$95,959	$39	0.16
Investment securities:
Taxable	2,064,971	16,022	3.11	1,579,983	14,420	3.66
Tax-advantaged	408,130	6,206	6.10	329,841	5,187	6.31
Total investment securities	2,473,101	22,228	3.61	1,909,824	19,607	4.12
Loans and leases, (net):
Taxable	9,315,101	124,424	5.36	9,618,981	133,599	5.57
Tax-advantaged	305,219	4,270	5.61	261,170	4,082	6.27
Total loans and leases	9,620,320	128,694	5.37	9,880,151	137,681	5.59

Total interest-earning assets	12,171,868	150,945	4.97	11,885,934	157,327	5.31
Allowance for loan and lease losses	(200,983)			(182,985)
Other non-earning assets	2,064,823			2,124,506

Total assets	$14,035,708			$13,827,455

Liabilities
Deposits:
Interest-bearing demand	$3,652,558	5,324	0.58	$3,445,011	5,679	0.66
Savings	806,682	300	0.15	778,373	301	0.16
Time	3,500,813	14,109	1.62	3,699,050	21,072	2.28
Short-term borrowings	667,856	1,837	1.10	503,082	536	0.43
FHLB borrowings	1,115,754	10,829	3.89	1,024,326	11,098	4.35
Long-term debt	690,573	8,793	5.11	726,994	9,165	5.06

Total interest-bearing liabilities	10,434,236	41,192	1.58	10,176,836	47,851	1.89
Demand deposits	1,381,708			1,291,607
Other liabilities	219,369			221,338

Total liabilities	12,035,313			11,689,781

Equity	2,000,395			2,137,674

Total liabilities & shareholders' equity	$14,035,708			$13,827,455

Net interest income / yield on average earning assets		$109,753	3.62		$109,476	3.69

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Six-month Period Ended			For the Six-month Period Ended
	June 30, 2011			June 30, 2010
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$78,896	$52	0.13	$88,490	$73	0.17
Investment securities:
Taxable	2,072,186	32,724	3.18	1,539,668	29,424	3.85
Tax-advantaged	403,239	12,285	6.14	336,618	10,863	6.51
Total investment securities	2,475,425	45,009	3.67	1,876,286	40,287	4.33
Loans and leases, (net):
Taxable	9,303,458	248,532	5.39	9,676,952	267,226	5.57
Tax-advantaged	298,851	8,409	5.67	259,727	8,085	6.28
Total loans and leases	9,602,309	256,941	5.40	9,936,679	275,311	5.59

Total interest-earning assets	12,156,630	302,002	5.01	11,901,455	315,671	5.35
Allowance for loan and lease losses	(196,125)			(178,960)
Other non-earning assets	2,040,417			2,093,304

Total assets	$14,000,922			$13,815,799

Liabilities
Deposits:
Interest-bearing demand	$3,669,649	10,843	0.60	$3,399,548	11,104	0.66
Savings	793,655	593	0.15	764,728	587	0.15
Time	3,468,520	29,290	1.70	3,719,618	43,794	2.37
Short-term borrowings	707,588	3,734	1.06	659,370	1,295	0.40
FHLB borrowings	1,108,100	21,221	3.86	1,000,170	20,734	4.18
Long-term debt	695,522	17,969	5.21	710,689	17,003	4.82

Total interest-bearing liabilities	10,443,034	83,650	1.62	10,254,123	94,517	1.86
Demand deposits	1,360,757			1,257,885
Other liabilities	205,107			221,252

Total liabilities	12,008,898			11,733,260

Equity	1,992,024			2,082,539

Total liabilities & shareholders' equity	$14,000,922			$13,815,799

Net interest income / yield on average earning assets		$218,352	3.62		$221,154	3.75

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
Loans and Leases
(Dollars in thousands)

	Total Loans and Leases
	06/30/11		12/31/10		06/30/10
Commercial, financial, and agricultural	$1,793,490		$1,816,519		$1,891,349
Real estate - construction	775,096		877,223		947,073
Real estate secured - residential	2,704,802		2,666,692		2,646,699
Real estate secured - commercial	2,999,986		2,998,176		3,042,460
Consumer	665,602		603,084		548,453
Leases	697,211		671,503		711,022
Total loans and leases	$9,636,187		$9,633,197		$9,787,056

	Nonaccrual Loans and Leases
	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Commercial, financial, and agricultural	$18,219	$19,972	$20,012	$22,522	$24,917
Real estate - construction	44,305	56,446	57,779	76,418	89,476
Real estate secured - residential	51,047	55,930	50,973	47,564	48,213
Real estate secured - commercial	73,346	77,533	65,313	77,858	70,785
Consumer	0	0	1	2	4
Leases	3,816	3,060	2,817	3,054	3,983
Total nonaccrual loans and leases	$190,733	$212,941	$196,895	$227,418	$237,378

	Restructured Loans
	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Commercial, financial, and agricultural	$14,387	$14,999	$15,877	$14,796	$15,391
Real estate - construction	0	298	6,125	4,847	4,149
Real estate secured - residential	12,734	9,363	11,300	20,236	7,625
Real estate secured - commercial	34,874	53,799	81,034	78,692	51,823
Consumer	148	0	230	827	607
Total restructured loans	$62,143	$78,459	$114,566	$119,398	$79,595

	Net Charge-offs
	2Q 2011	1Q 2011	4Q 2010	3Q 2010	2Q 2010
Commercial, financial, and agricultural	$9,138	$3,700	$2,335	$4,298	$7,701
Real estate - construction	6,352	8,154	20,607	15,017	11,798
Real estate secured - residential	5,042	3,803	5,477	3,117	3,062
Real estate secured - commercial	10,467	14,442	4,132	10,149	10,531
Consumer	67	2,079	366	451	771
Leases	875	1,423	1,364	1,648	2,161
Total net charge-offs	$31,941	$33,601	$34,281	$34,680	$36,024

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net